UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 26, 2021

Aircastle Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 400
Stamford
Connecticut	06901
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (203) 504-1020
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Amendment to a Material Definitive Agreement

Stamford, CT. April 26, 2021 – Aircastle Limited (“Aircastle”) announced that it amended and closed a $1 billion senior, unsecured revolving credit facility with ten global financial institutions, and the expiration date of the facility has been extended by three years, from June 2022 to April of 2025.

The facility participants consist of ten leading global financial institutions with Citibank N.A., Fifth Third Bank N.A., Goldman Sachs Bank USA, J.P. Morgan Chase Bank, N.A. and Royal Bank of Canada as Joint Lead Arrangers and Bookrunners, as well as BNP Paribas, Credit Agricole Corporate & Investment Bank, Mizuho Bank, Ltd., MUFG Bank, Ltd. and Wells Fargo Bank, N.A., as lenders.

Exhibit No.	Description

99.1	Press Release dated April 26, 2021 issued by Aircastle Limited

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)

/s/ Christopher L. Beers
Christopher L. Beers
Chief Legal Officer and Secretary
Date: April 27, 2021